GOODWIN, PROCTER & HOAR LLP
                         Counsellors At Law
                           Exchange Place
                   Boston, Massachusetts  02109-2881

                                                   Telephone (617) 570-1000
                                                  Telecopier (617) 523-1231

                                  July 17, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Rule 24f-2 Notice for USAA Investment Trust -
                  1933 Act File No. 2-91069

Gentlemen:

         As counsel to USAA Investment Trust (the "Trust"), we have been requested to render this opinion in connection with the filing by the Trust of an Annual Notice of Securities Sold Pursuant to Rule 24f-2 on Form 24F-2 (the "Notice") with respect to its fiscal year ended May 31, 1997.

         Reference is made to Item 10 of the Notice wherein the Trust reports the number of shares (the "Shares") representing interests in the Income Strategy Fund, Growth and Tax Strategy Fund, Balanced Strategy Fund, Cornerstone Strategy Fund, Growth Strategy Fund, Emerging Markets Fund, Gold Fund, International Fund, World Growth Fund, GNMA Trust and Treasury Money Market Trust series of the Trust sold during the period ended May 31, 1997 in reliance upon Rule 24f-2 under the Investment Company Act of 1940, as amended.

         We have examined the Trust's First Amended and Restated Master Trust Agreement dated May 9, 1984, as amended through May 31, 1997, the By-Laws of the Trust, as amended through May 31, 1997, the Notice, certain resolutions adopted by the Trustees of the Trust, and such other documents as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, and assuming that all of the Shares were sold, issued and paid for in accordance with the terms of the applicable Prospectus and Statement of Additional Information contained in the Trust's Registration Statement on Form N-1A in effect at the time of sale, in our opinion the Shares were legally issued and are fully paid and non-assessable by the Trust.

                                                     Very truly yours,


                                                     GOODWIN, PROCTER & HOAR LLP